Theravance Reports First Quarter 2010 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - April 21, 2010) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended March 31, 2010. Revenue for the first quarter of 2010 was $5.7 million. Net loss for the first quarter of 2010 was $22.5 million or $0.35 per share. Cash, cash equivalents and marketable securities totaled $225.4 million as of March 31, 2010.

"During the first quarter of 2010, we achieved a significant milestone with the initiation of the RELOVAIR™ Phase 3 asthma program with our partner GSK and strengthened our balance sheet with a public financing," said Rick E Winningham, Chief Executive Officer. "I am also pleased with the progress to date in the RELOVAIR™ Phase 3 COPD program and with VIBATIV™ which continues to receive positive feedback from physicians in the U.S. Furthermore, last week, we dosed the first patient with opioid-induced constipation in a Phase 2 study with TD-1211 in our PUMA program."

Program Highlights

Respiratory Programs

RELOVAIR™ (previously Horizon) - Asthma

In March 2010, GlaxoSmithKline (GSK) and Theravance announced that the first asthma patient commenced treatment with RELOVAIR™ (fluticasone furoate/vilanterol trifenatate) in an asthma exacerbation study, marking the start of the Phase 3 clinical development program with this once-daily therapy, for this serious and chronic disease.

The asthma program for RELOVAIR will assess the potential benefit of the combination of the inhaled corticosteroid (ICS), fluticasone furoate (FF), and the long-acting beta agonist (LABA), vilanterol trifenatate (642444) versus the component products and existing treatments for asthma.

The program consists of eight studies to determine the efficacy and safety of RELOVAIR in asthma patients who remain uncontrolled on current treatment. These studies include an exacerbation study, a 12-month safety study also in support of the chronic obstructive pulmonary disease (COPD) program, a 24-week head-to-head study of RELOVAIR versus Advair/Seretide, a 24-week FF versus fluticasone propionate versus placebo study, a 12-week vilanterol trifenatate versus salmeterol versus placebo study, a 12-week low dose combination study and a 24-week higher dose combination study versus components and a hypothalamic-pituitary-adrenal (HPA) axis study.

The asthma exacerbation study is a randomized, double-blind, parallel-group study being conducted in Europe, the U.S. and other international locations. This study will evaluate RELOVAIR 100/25 mcg against FF 100 mcg in 2,000 patients whose asthma remains uncontrolled on current therapy. The primary endpoint -- time to first severe asthma exacerbation -- will inform on both safety and efficacy. The ongoing 12-month safety study will evaluate the overall safety profile of RELOVAIR and has been designed to support both the asthma and COPD indications.

Patients across all of the RELOVAIR programs will be dosed using a unique single-step activation inhaler. This novel delivery device was developed utilizing GSK's expertise in device development and valuable patient input.

GSK is in ongoing discussions with the FDA regarding U.S. requirements following the recent U.S. Food and Drug Administration (FDA) Advisory Committee meeting and the FDA's proposed changes to the use of LABA-containing products in asthma.

RELOVAIR™ (previously Horizon) -- Chronic Obstructive Pulmonary Disease (COPD)

In the Phase 3 program in COPD initiated in October 2009, enrollment is progressing. The Phase 3 program comprises a broad range of large scale Phase 3 studies to evaluate the investigational once-a-day LABA, vilanterol trifenatate, in combination with the once-a-day ICS, FF, for the treatment of COPD. The overall program, which will study more than 6,000 patients, includes two 12-month exacerbation studies, two 6-month efficacy and safety studies, a detailed lung function profile study, and studies to assess the potential for superiority of the fixed combination of vilanterol trifenatate and FF versus other treatments for COPD.

Gastrointestinal Motility Program

Peripheral Mu Opioid Receptor Antagonist (PUMA) -- TD-1211

Last week, we announced that the first patient with opioid-induced constipation (OIC) was dosed in a Phase 2 clinical study with TD-1211, an orally-administered peripherally selective mu opioid receptor antagonist (PUMA). TD-1211 is a potent, multivalent inhibitor of the mu opioid receptor designed to alleviate gastrointestinal side effects of opioid analgesic therapy without affecting analgesia. This "proof of concept" study is designed to assess the efficacy, tolerability and safety of TD-1211 in patients with OIC.

Financial Results

Revenue

Revenue was $5.7 million for the first quarter of 2010 compared with $9.5 million for the same period in 2009 and consisted almost entirely of the amortization of deferred revenues from our collaborations with GSK and Astellas. Results for the first quarter 2009 included one-time non-cash revenue of $4.2 million due to the recognition of the remaining deferred revenue on the long-acting muscarinic antagonist program which was returned to us by GSK. All milestone payments received to date under the company's partnership agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development expense for the first quarter of 2010 increased to $20.4 million compared with $19.6 million for the same period in 2009. Results for the first quarter 2009 included a one-time reimbursement from Astellas that reduced expenses by $2.6 million. Total external research and development expense excluding reimbursements from Astellas was $4.1 million during the first quarter 2010 compared with $5.3 million for the same period in 2009. Total research and development stock-based compensation expense for the first quarter of 2010 was $2.5 million compared with $3.0 million for the same period in 2009.

General and Administrative

General and administrative expense for the first quarter of 2010 decreased to $6.5 million from $7.1 million for the same period in 2009. The decrease in the first quarter of 2010 was primarily due to lower employee-related expenses. Total general and administrative stock-based compensation expense for the first quarter of 2010 was $2.0 million compared with $2.1 million for the same period in 2009.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $225.4 million as of March 31, 2010, an increase of $70.0 million during the first quarter. This increase was primarily due to net proceeds of $93.5 million received from our public offering of common stock in March 2010, partially offset by cash used in operations.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through May 21, 2010. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on April 28, 2010 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 for international callers, and entering confirmation code 62685500.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: VIBATIV™ (telavancin) with Astellas Pharma Inc. and the RELOVAIR™ program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

VIBATIV is a trademark of Astellas Pharma Inc.

RELOVAIR is a trademark of Glaxo Group Limited. Mark is intended for U.S. and subject to FDA approval.

About VIBATIV

VIBATIV was discovered by Theravance in a research program dedicated to finding new antibiotics for serious infections due to Staphylococcus aureus and other Gram-positive bacteria, including MRSA. VIBATIV is a bactericidal, once-daily, injectable lipoglycopeptide antibiotic with a dual mechanism of action whereby VIBATIV both inhibits bacterial cell wall synthesis and disrupts bacterial cell membrane function. VIBATIV is indicated for the treatment of adult patients with cSSSI caused by susceptible isolates of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-susceptible and -resistant isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus anginosus group (includes S. anginosus, S. intermedius and S. constellatus) and Enterococcus faecalis (vancomycin-susceptible isolates only).

VIBATIV Important Safety Information

Fetal Risk

Women of childbearing potential should have a serum pregnancy test prior to administration of VIBATIV. Avoid use of VIBATIV during pregnancy unless the potential benefit to the patient outweighs the potential risk to the fetus. Adverse developmental outcomes observed in three animal species at clinically relevant doses raise concerns about potential adverse developmental outcomes in humans. If not already pregnant, women of childbearing potential should use effective contraception during VIBATIV treatment.

Nephrotoxicity

New onset or worsening renal impairment occurred in patients who received VIBATIV. Renal adverse events were more likely to occur in patients with baseline comorbidities known to predispose patients to kidney dysfunction and in patients who received concomitant medications known to affect kidney function. Monitor renal function in all patients receiving VIBATIV prior to initiation of treatment, during treatment, and at the end of therapy. If renal function decreases, the benefit of continuing VIBATIV versus discontinuing and initiating therapy with an alternative agent should be assessed. Clinical cure rates in telavancin-treated patients were lower in patients with baseline CrCl less than or equal to 50 mL/min compared to those with CrCl > 50 mL/min. Consider these data when selecting antibacterial therapy for use in patients with baseline moderate/severe renal impairment.

Geriatric Use

Telavancin is substantially excreted by the kidney, and the risk of adverse reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection in this age group.

Infusion Related Reactions

VIBATIV is a lipoglycopeptide antibacterial agent and should be administered over a period of 60 minutes to reduce the risk of infusion-related reactions. Rapid intravenous infusions of the glycopeptide class of antimicrobial agents can cause "Red-man Syndrome" -like reactions including: flushing of the upper body, urticaria, pruritus, or rash.

Clostridium difficile-Associated Diarrhea

Clostridium difficile-associated diarrhea (CDAD) has been reported with nearly all antibacterial agents and may range in severity from mild diarrhea to fatal colitis. CDAD must be considered in all patients who present with diarrhea following antibiotic use.

Development of Drug Resistant Bacteria

Prescribing VIBATIV in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria. As with other antibacterial drugs, use of VIBATIV may result in overgrowth of nonsusceptible organisms, including fungi.

QTc Prolongation

Caution is warranted when prescribing VIBATIV to patients taking drugs known to prolong the QT interval. In a study involving healthy volunteers, VIBATIV prolonged the QTc interval. Use of VIBATIV should be avoided in patients with congenital long QT syndrome, known prolongation of the QTc interval, uncompensated heart failure, or severe left ventricular hypertrophy.

Coagulation Test Interference

VIBATIV does not interfere with coagulation, but does interfere with certain tests used to monitor coagulation such as prothrombin time, international normalized ratio, activated partial thromboplastin time, activated clotting time, and coagulation based factor Xa tests. Blood samples for these coagulation tests should be collected as close as possible prior to a patient's next dose of VIBATIV.

Adverse Reactions

The most common adverse reactions (greater than or equal to 10% of patients treated with VIBATIV) observed in the Phase III cSSSI clinical trials were taste disturbance, nausea, vomiting, and foamy urine.

In the Phase III cSSSI clinical trials, serious adverse events were reported in 7% of patients treated with VIBATIV and most commonly included renal, respiratory, or cardiac events. Serious adverse events were reported in 5% of vancomycin-treated patients, and most commonly included cardiac, respiratory, or infectious events.

For full Prescribing Information, including Boxed Warning and Medication Guide, please visit www.VIBATIV.com.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of clinical studies and product commercialization, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, and statements regarding expectations for product candidates through development and commercialization and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2010 and in Theravance's prospectus supplement filed with the SEC on March 19, 2010 pursuant to Rule 424(b)(5). Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                             THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)

                                                       Three Months Ended
                                                            March 31,
                                                      --------------------
                                                        2010       2009
                                                      ---------  ---------
                                                          (unaudited)
                                                      ---------  ---------

Revenue                                               $   5,714  $   9,544

Operating expenses:
  Research and development (1)                           20,351     19,557
  General and administrative (1)                          6,476      7,052
  Restructuring charges                                      --      1,283
                                                      ---------  ---------
Total operating expenses                                 26,827     27,892
                                                      ---------  ---------

Loss from operations                                    (21,113)   (18,348)

Interest and other income                                    94        647
Interest expense                                         (1,517)    (1,516)
                                                      ---------  ---------
Net loss                                              $ (22,536) $ (19,217)
                                                      =========  =========
Basic and diluted net loss per share                  $   (0.35) $   (0.31)
                                                      =========  =========

Shares used in computing basic and diluted net loss
 per share                                               64,921     62,288
                                                      =========  =========

 (1) Amounts include stock-based compensation expense for the three months and twelve months ended March 31 as follows (in thousands):

                                                       Three Months Ended
                                                            March 31,
                                                      --------------------
                                                        2010       2009
                                                      ---------  ---------
                                                          (unaudited)
                                                      ---------  ---------

Research and development                              $   2,527  $   3,007
General and administrative                                1,970      2,106
                                                      ---------  ---------
Total stock-based compensation expense                $   4,497  $   5,113
                                                      =========  =========

                             THERAVANCE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                   March 31,   December 31,
                                                      2010         2009
                                                  -----------  -----------
                                                  (unaudited)      (2)
                                                  -----------  -----------

Assets
  Cash, cash equivalents and marketable
   securities                                     $   225,448  $   155,390
  Other current assets                                  6,701        6,652
  Property and equipment, net                          11,881       12,927
  Other assets                                          5,900        6,424
                                                  -----------  -----------
    Total assets                                  $   249,930  $   181,393
                                                  ===========  ===========

Liabilities and stockholders' net capital
 deficiency
  Current liabilities, net of current portion of
   deferred revenue (1)                           $    12,775  $    15,224
  Deferred revenue (1)                                176,448      181,148
  Convertible subordinated notes                      172,500      172,500
  Other long-term liabilities                           1,236        1,515
  Stockholders' net capital deficiency               (113,029)    (188,994)
                                                  -----------  -----------
    Total liabilities and stockholders' net
     capital deficiency                           $   249,930  $   181,393
                                                  ===========  ===========

 (1) Deferred revenue includes the current portion of $22.8 million and
     $23.7 million as of March 31, 2010 and  December 31, 2009, respectively.

 (2) The condensed consolidated balance sheet amounts at December 31, 2009 are derived from audited financial statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com